                                                                                                                                  Exhibit 10.1
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To: Gulf Offshore N.S. Limited
184-192 Market Street
Aberdeen AB11 5PQ
Scotland

GulfMark Offshore, Inc.
10111 Richmond Avenue
Suite 340
Houston, Texas 77042
USA

                                                                                                                   10 May 2005

RE:     $50,000,000 million Senior Secured Reducing Revolving Multi-Currency Credit Facility
dated 23 December 2004 (as amended)

1     We refer to:

     (a)     the facility agreement (the "Original Facility Agreement") dated 23 December 2004 made between (1) Gulf Offshore N.S. Limited (the "Borrower"), (2) GulfMark Offshore, Inc. (the "Guarantor"), (3) Nordea Bank Norge ASA (the "Arranger"), (4) the banks and financial institutions whose names and addresses are set out in Schedule 1 of the Agreement as the Lenders (the "Lenders") and (5) Nordea Bank Finland PLC, New York Branch (as "Facility Agent" and "Security Trustee") as amended by a letter dated 24 January 2005 (the "First Amendment Letter") and by a letter dated 24 March 2005 (the "Second Amendment Letter") (the Original Facility Agreement, the First Amendment Letter and the Second Amendment Letter are together referred to as the "Facility Agreement"); and

     (b)     conversations between the Borrower and the Facility Agent requesting that certain amendments be made to the Facility Agreement (the "Amendment Request").

2     Unless the context otherwise requires, words and expressions used in this letter shall have the meaning given to them in the Facility Agreement.

3     We can confirm that with effect from the Effective Date the Lenders have agreed the following:

     (a)     Section 5.3.2 of the Original Facility Agreement is deleted in its entirety.

     (b)     The reference to ninety percent (90%) of a Vessel's market value in Section 10.5.1(a)(i) as amended in the First Amendment Letter shall be replaced with eighty-five percent (85%).

4     The amendment to the Facility Agreement set out in paragraph 3 of this letter shall only become effective upon the date (the "Effective Date") on which this letter has been returned duly executed by the Borrower and the Guarantor by a duly authorised officer or officers whereupon the Facility Agreement shall be amended and shall continue in full force and effect save as amended by this letter.

5     This letter shall be governed by English Law.

Yours faithfully

By: /s/ Anne Engen                                                       /s/ Alison B. Barber
Anne Engen                                                                  Alison B. Barber
Vice President                                                               Vice President
For and on behalf of:
NORDEA BANK FINLAND PLC, NEW YORK BRANCH
(in its capacity as Facility Agent)

We acknowledge receipt of this letter and confirm our agreement to its terms and conditions

By: /s/ Edward A. Guthrie
For and on behalf of
GULF OFFSHORE N.S. LIMITED
(As Borrower)

The Guarantor confirms that its obligations under the guarantee contained in clause 15 of the Facility Agreement shall remain in full force and effect in respect of the obligations of the Borrower under the Facility Agreement (as amended by this letter) and that the obligations of the Borrower under this letter constitute obligations included within the Guarantor's obligations under clause 15 of the Facility Agreement.

By: /s/ Edward A. Guthrie
For and on behalf of
GULFMARK OFFSHORE, INC.
(As Guarantor)

By: /s/ Edward A. Guthrie
For and on behalf of
GULF OFFSHORE MARINE INTERNATIONAL, INC.
(As Charterer)